UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 30, 2007
Russ Berrie and Company, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 Bauer Drive, Oakland, New Jersey 07436

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (201) 337-9000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
I. IC Program
On March 11, 2005, the Board of Directors (the “Board”) of Russ Berrie and Company, Inc. (the “Company”) approved an incentive compensation program for specified employees (the “IC Program”), commencing with the 2005 calendar year. Capitalized terms used but undefined herein shall have the meanings ascribed to them in the IC Program filed as Exhibit 10.93 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. The IC Program was modified for 2006, as is described in the Company’s Current Report on Form 8-K, filed on March 14, 2007, and has been further modified for 2007 as described below.
As of March 30, 2007, in response to the view of the Compensation Committee of the Board that awards based almost completely on measures of corporate performance are more appropriate for Corporate Participants than for other participant groups in the IC Program, the Board approved the elimination, for 2007, of the individual goals and initiatives component of the IC Program for such participants. In order to provide a modest opportunity to reward extraordinary individual performance in the absence of the achievement of specified corporate objectives, however, a discretionary bonus pool for 2007 of up to an aggregate maximum of $150,000 may be awarded to Corporate Participants by the Compensation Committee in its sole discretion, after consultation with the Company’s Chief Executive Officer or Board/Committee members, as applicable. As a result of the foregoing amendment, Corporate Participants in 2007 will be eligible to earn 20% of their IC Factor in the event of achievement of the Minimum Target, 100% of their IC Factor in the event of achievement of the Target and 200% of their IC Factor in the event of achievement of the Maximum Target. The Chosen Metric for Corporate Participants remains consolidated EBITDA. Other provisions with respect to the corporate component of the IC Program for Corporate Participants remain in effect for 2007.
Other modifications to the IC Program for 2007, also approved as of March 30, 2007, consist of the following:
(i) Participants in the Company’s gift business have been divided into three separate Participant Groups: Domestic Gift Participants, Specified International Gift Participants (2 individuals in 2007) and Remaining International Gift Participants. Targets with respect to the corporate component of the IC Program for Domestic Gift Participants will be based on worldwide gift EBITDA and Targets for Remaining International Gift Participants will be based on international gift EBITDA.
(ii) for one of the Specified International Gift Participants there will be no individual component, and with respect to the corporate component, 100% of his IC Factor will be based upon achievement of specified gift EBITDA targets: international (50%), worldwide (30%) and European

(20%). For the other Specified International Gift Participant, 50% of his IC Factor will be based upon achievement of a Canadian gift EBITDA target, 30% of his IC Factor will be based upon achievement of an international gift EBITDA target, and 20% of his IC Factor will be based upon achievement of individual initiatives to be determined by the participant and his supervisor.
(iii) for all participants in the IC Program whose incentive compensation for 2007 includes an individual goals and objectives component and an individual initiatives component, eligibility for 50% of the potential earnings under each such component will be forfeited if the relevant Minimum Target with respect to the corporate component is not achieved.
(iv) for awards for 2007 and beyond, the Committee has been given the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive.
The following table sets forth information with respect to potential awards for 2007 under the corporate component of the IC Program for the named executive officers for whom disclosure was required in the Company’s most recent filing with the SEC that required disclosure pursuant to Item 402(c) of Regulation S-K currently employed by the Company (other than Mr. Bialosky, who does not participate in the IC Program). Note that this table does not include potential amounts payable from the $150,000 discretionary bonus pool for Corporate Participants described above:

		Potential Award	Potential Award	Potential Award
NEO	App. %	for Min.Target	for Target	for Max Target
Andrew Gatto	40%	$52,000	$260,000	$520,000
Anthony Cappiello	50%	$34,130	$170,650	$341,300
Marc S. Goldfarb	50%	$31,500	$157,500	$315,000
James J. O’Reardon, Jr.	40%	$20,000	$100,000	$200,000
None of the foregoing have an individual goals and objectives or individual initiatives component to their potential awards under the IC Program during 2007.
II. Severance Policy.
As of March 30, 2007, the Company amended its Severance Policy for Domestic Vice Presidents (and Above) (“VPs”) as follows (as so amended, the “Severance Policy”):
Notwithstanding anything to the contrary in the Severance Policy, in the event that the employment of an eligible VP is terminated in connection with the consummation of certain corporate transactions, the severance payments and benefits applicable to such terminated VP will be extended by an additional 4 months up to a maximum severance period of 12 months.

In connection with the foregoing amendments to the Severance Policy, Mr. Cappiello’s employment agreement with the Company was modified to allow the foregoing provision to apply to Mr. Cappiello.
With respect to the named executive officers for whom disclosure was required in the Company’s most recent filing with the SEC that required disclosure pursuant to Item 402(c) of Regulation S-K currently employed by the Company (other than Mr. Gatto, who does not participate in this program), in the event of a termination as described above, Messrs. Bialosky and Goldfarb would be entitled to an additional 4 months of severance and benefits, Mr. Cappiello would be entitled to approximately an additional one and one-half months of severance and benefits, and Mr. O’Reardon would not be entitled to any additional severance and benefits.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2007	RUSS BERRIE AND COMPANY, INC.
	By:	/s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and
General Counsel